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                                                             EXHIBIT NUMBER 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Just For Feet, Inc. on Form S-3 of our report dated March 17, 1997 appearing in the Annual Report on Form 10-K of Just For Feet, Inc. and subsidiaries for the year ended January 31, 1997 and to the reference to us under the caption "Experts" in the Prospectus, which is a part of this Registration Statement.



                                        /s/ Deloitte & Touche LLP


Birmingham, Alabama
June 17, 1997